FOURTH LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (the "Modification Agreement") is entered into as of this 13th day of May 2011, between the Director of Development of the State of Ohio (hereinafter referred to as "Director") and The Guitammer Company, an Ohio corporation (hereinafter referred to as the "Company").

RECITALS:

A. On April 25, 2008, the Company executed and delivered to the Director a certain Cognovit Promissory Note in the original amount of One Million Eighty-Three Thousand Nine Hundred Fifty-One and No/100 Dollars ($1,083,951.00) (hereinafter referred to as "Note") as part of the loan transaction evidenced by a Loan Agreement dated also dated April 25, 2008 evidencing a loan of such amount (hereinafter referred to as "Loan Agreement") from the Director to the Company.

B. The indebtedness as evidenced by the Note remains unpaid (the "Indebtedness") with a portion of that Indebtedness yet to be disbursed.

C. The Note is secured by a Security Agreement also dated April 25, 2008 (the "Security Agreement") and issued by the Company pursuant to which the Company did grant to the Director a lien and security interest in the Collateral defined therein.

D. In addition to the Note, Loan Agreement and the Security Agreement, the Loan is evidenced by an Escrow Disbursing Agreement, an Intercreditor Agreement, a Subordination Agreement and other documents (collectively the "Loan Documents") each dated as of April 25, 2008.

E. The Company has requested certain modifications to the Loan Documents including a waiver of the limitation of the Company to undertake and complete an initial public offering of its securities.

F. The Director has reviewed the request and has approved modifications to the Loan Documents reflecting the Director's consent to the Company's initial stock offering in amount not to exceed Four Million and No/100 Dollars ($4,000,000.00).

NOW THEREFORE, in consideration of the mutual promises made herein, the benefits accruing to the parties herein, and the obligations hereunder, the parties agree that the Company's Indebtedness shall remain outstanding and become due and payable as required under the Note. The Loan Documents shall be modified to as set forth below.

1. The Director acknowledges that the initial public offering to raise equity may involve the issuance of new stock as well as the transfer or sale of existing stock, stock options and stock warrants. The Director expressly consents and authorizes

the Company to enter into such agreements as are necessary to implement and affect the initial public offering to raise equity in an amount not to exceed Four Million and no/100 Dollars ($4,000,000.00).

2. As such, The Director, as stated in Section 4.3. (a) expressly consents and authorizes the Company: to re-domicile as a Nevada Corporation; and change its status from a S-Corporation to a C-Corporation.

   a. Therefore, "The Guitammer Company, an Ohio Corporation" which is referred to as "the Company" throughout the Loan Agreement shall be deleted in its entirety and replaced with the following, "The Guitammer Company, a Nevada Corporation" and any all references to "the Company" shall mean "The Guitammer Company, a Nevada Corporation."

   b. The Company shall re-file the appropriate UCC-1's, documenting the Director's security interest in the Company's assets, in Nevada on the State's behalf simultaneously upon completing the initial public offering and corporate re-domiciling of the Company as a Nevada Corporation.

3. The company shall provide the Director evidence of UCC filing within ten (10) days of the filing.

4. Within thirty (30) days of completing the initial public offering transaction, the Company shall advise the Director in writing of any and all ownership or organizational changes resulting from the transaction.

5. The Company hereby affirms its liability to the Director under the Loan Agreement and Note and all the Loan Documents as amended.

6. All of the terms and conditions contained in the Loan Agreement and the Loan Documents evidencing and securing the Indebtedness, except as modified by this Modification Agreement, shall remain unchanged, unimpaired and in full force and effect. This Modification Agreement is hereby made part of the original Loan Documents evidencing and securing the Indebtedness.

IN WITNESS WHEREOF, this Modification Agreement has been executed and delivered as of the date first hereinbefore written.

DIRECTOR OF DEVELOPMENT OF THE STATE OF OHIO, ACTING ON BEHALF OF THE STATE

By: Christiane Schmenk

Printed Name: Christiane Schmenk
Chief Legal Counsel and Ethics Officer

Title: ______________________

THE GUITAMMER COMPANY
a Ohio corporation

By: Mark A. Luden

Printed Name: Mark A. Luden
Title: President/CEO

STATE OF OHIO)
) SS:
COUNTY OF FRANKLIN)

The foregoing instrument was acknowledged before me this 17th day of May 2011, by Christiane Schmenk, Chief Legal, on behalf of the Director of Development of the State of Ohio on behalf of Department of Development, State of Ohio.

NOTARIAL SEAL STATE OF OHIO
REBECCA S. DICKSON
Notary Public, State of Ohio
My Commission Expires 07-12-2012

Rebecca S. Dickson
Notary Public
My commission expires: 7/12/12

STATE OF OHIO)
) SS:
COUNTY OF Delaware)

The foregoing instrument was acknowledged before me this 13th day of May 2011, by Mark A Luden, the President / CEO of The Guitammer Company on behalf of the company.

NOTARY PUBLIC STATE OF OHIO
JULIE A. WHYTSELL
Notary Public, State of Ohio
My Commission Expires
August 29, 2014

Julie A. Whytsell
Notary Public
My commission expires: 8-29-2014